Exhibit 10.7A

AMENDMENT ONE

ALABAMA NATIONAL BANCORPORATION

PLAN FOR THE DEFERRAL OF COMPENSATION

BY KEY EMPLOYEES

This Amendment One to the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees is hereby made as of this 21st day of December, 2005, by Alabama National BanCorporation.

WITNESSETH:

WHEREAS, Alabama National BanCorporation (“the Employer”) hereto established a nonqualified deferred compensation plan, namely, the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees (the “Plan”);

WHEREAS, Q&A-21 of Notice 2005-1 and the Proposed Regulations under Section 409A of the Internal Revenue Code (collectively, “Section 409A”) provide that under a deferred compensation plan, initial elections for deferrals subject to Section 409A that relate all or in part to services performed on or before December 31, 2005, may be made on or before March 15, 2005;

WHEREAS, the Employer permitted certain individuals to make initial elections under the Plan on or before March 15, 2005, for deferrals subject to Section 409A that relate all or in part to services performed on or before December 31, 2005;

WHEREAS, the Employer desires to amend the Plan in accordance with Section 409A in order to adopt the March 15, 2005 transition relief for initial deferral elections; and

WHEREAS, pursuant to Section 9(d) of the Plan, the Employer has the ability to amend said Plan.

NOW, THEREFORE, the Employer, in accordance with Section 9(d) of the Plan pertaining to amendments thereof, hereby amends the Plan as follows:

1. Effective as of January 1, 2005, amend Paragraph 3 by inserting the following as the second sentence therein:

“Provided, however, a Key Employee may make an election to defer all or any portion of the Deferrable Compensation on or before March 15, 2005, in accordance with Q&A-21 of Notice 2005-1 and the Proposed Regulations under Section 409A of the Internal Revenue Code, so long as the Deferrable Compensation to which the deferral election relates has not been paid or become payable at the time of the election.”

2. All other terms, conditions, and provisions of the Plan not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment One to the Alabama National BanCorporation Plan for the Deferral of Compensation by Key Employees to be executed by its duly authorized officer as of the date first written above.

ALABAMA NATIONAL BANCORPORATION
(Employer)

By:	/s/ Richard Murray IV

Its:	President